EX-99.23h(18)

                                    AMENDMENT
                                       TO
                            TRANSFER AGENCY AGREEMENT



     AMENDMENT made as of this _____ day of ______________ 2003, by and between JNL Series Trust, a Massachusetts business trust (the "Trust"), and Jackson National Asset Management, LLC, a Michigan limited liability company ("JNAM").

                                   WITNESSETH

     WHEREAS, the Trust and JNAM entered into a Transfer Agency Agreement (the "Agreement") dated January 31, 2001; and

     WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds ("Funds") of the Trust and the owners of record thereof; and

     WHEREAS, the Funds in existence on the date of the Agreement ("Current Portfolios") are set forth in the Agreement; and

     WHEREAS, in order to reflect a change in sub-adviser, the names of certain Funds have been changed.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated _______________, 2003, attached hereto.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                 JNL SERIES TRUST



                                        By:
------------------------------              ------------------------------------
                                            Mark D. Nerud
                                            Chief Financial Officer

ATTEST:                                 JACKSON NATIONAL ASSET MANAGEMENT, LLC


                                        By:
------------------------------              ------------------------------------
                                            Susan S. Rhee
                                            Assistant Secretary


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                                   SCHEDULE A
                          DATED ________________, 2003

JNL/AIM Large Cap Growth Fund
JNL/AIM Premier Equity II Fund
JNL/AIM Small Cap Growth Fund
JNL/Alger Growth Fund
JNL/Alliance Capital Growth Fund
JNL/Curian Enhanced S&P 500 Stock Index Fund
JNL/Curian S&P 500 Index Fund
JNL/Curian S&P 400 Mid Cap Index Fund
JNL/Curian Small Cap Index Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/JPMorgan International Value Fund
JNL/Janus Aggressive Growth Fund
JNL/Janus Balanced Fund
JNL/Janus Capital Growth Fund
JNL/Janus Global Equities Fund
JNL/Janus Growth & Income Fund
JNL/Lazard Small Cap Value Fund
JNL/Lazard Mid Cap Value Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/Oppenheimer Growth Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Balanced Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Money Market Fund
JNL/PPM America Value Fund
JNL/Putnam Equity Fund
JNL/Putnam International Equity Fund
JNL/Putnam Midcap Growth Fund
JNL/Putnam Value Equity Fund
JNL/S&P Conservative Growth Fund I
JNL/S&P Moderate Growth Fund I
JNL/S&P Aggressive Growth Fund I
JNL/S&P Very Aggressive Growth Fund I
JNL/S&P Equity Growth Fund I
JNL/S&P Equity Aggressive Growth Fund I
JNL/S&P Conservative Growth Fund II
JNL/S&P Moderate Growth Fund II
JNL/S&P Aggressive Growth Fund II
JNL/S&P Very Aggressive Growth Fund II
JNL/S&P Equity Growth Fund II
JNL/S&P Equity Aggressive Growth Fund II
JNL/S&P Aggressive Growth Fund
JNL/S&P Conservative Growth Fund
JNL/S&P Moderate Growth Fund
JNL/S&P Core Index 100 Fund
JNL/S&P Core Index 75 Fund
JNL/S&P Core Index 50 Fund
JNL/Salomon Brothers Balanced Fund
JNL/Salomon Brothers Global Bond Fund
JNL/Salomon Brothers High Yield Bond Fund
JNL/Salomon Brothers U.S. Government & Quality Bond Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund